UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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[ ] Definitive Information Statement

GL Energy and Exploration, Inc.

(Name of Registrant As Specified In Its Charter)

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INFORMATION STATEMENT

DATED: DECEMBER 10, 2004

GL ENERGY AND EXPLORATION, INC.

10330 PIONEER BLVD., SUITE 290

SANTA FE SPRINGS, CALIFORNIA 90670

(562) 903-1114

INFORMATION STATEMENT

This information statement (the "Information Statement") is furnished to the shareholders of GL Energy and Exploration, Inc., a Delaware corporation (the "Company", or "GL Energy"), with respect to certain corporate actions of the Company. This information is first being provided to shareholders on or about November 19, 2004.

On October 13, 2004, GL Energy and Exploration, Inc., entered into an Agreement and Plan of Merger with American Southwest Music Distribution, Inc. ("ASMD"), a privately held Texas corporation, to merge with ASMD (the "Merger"). The Merger is to be accomplished through a merger of ASMD with and into the Company, with GL Energy being the survivor of the Merger. Pursuant to the Merger, all of ASMD's outstanding shares will be converted into shares of GL Energy common stock. As part of the Merger, GL Energy will also amend and restate its Articles of Incorporation to, among other things, effectuate a 1:35 reverse split of its common stock. After the Merger is concluded, the separate existence of ASMD shall cease, and G. L. Energy shall be the surviving corporation and shall be governed by the laws of the State of Delaware.

GL Energy's Board of Directors approved the Merger on October 14, 2004, and recommended that our shareholders approve the Merger. The Merger requires the approval of holders of a majority of the shares entitled to vote at a shareholder meeting. Under Delaware corporate law, we are permitted to obtain approval of the Merger by written consent of the holders of outstanding shares of voting stock having not less than the minimum number of votes that would be necessary to approve the Merger at a meeting at which all shares entitled to vote thereon were present and voted. On October 15, 2004, holders of a majority of the voting capital stock acted by written consent to approve the Merger. This Information Statement is furnished solely for the purpose of informing our shareholders of these actions in the manner required by Regulation 14C promulgated under the Securities Exchange Act of 1934 ("Exchange Act").

We have elected not to call a special meeting of our shareholders in order to eliminate the costs of and time involved in holding a special meeting. Our management has concluded that it is in the best interests of our Company to address this matter in the manner stated herein.

Shareholders of record at the close of business on November 18, 2004, are entitled to receive this Information Statement. As shareholders holding a majority of our voting capital stock have duly approved the Merger, approval or consent of the remaining shareholders is not required and is not being solicited hereby or by any other means.

The Merger will become effective when filed with the Secretary of State of the State of Delaware. The filing of the Merger will not occur nor will the Name Change be consummated or become effective until at least 20 days after the initial mailing of this Information Statement.

AGREEMENT AND PLAN OF MERGER

BETWEEN

AMERICAN SOUTHWEST MUSIC DISTRIBUTION

(A TEXAS CORPORATION)

AND

G. L. ENERGY AND EXPLORATION

(A DELAWARE CORPORATION)

Purpose and Effect of the Amendment

GL Energy is a corporation organized and existing under the laws of the State of Delaware, its Certificate of Incorporation having been filed in the Office of the Secretary of the State of Delaware on October 7, 1998, and, on the date hereof, has authority to issue 100,000,000 shares of common stock, par value $.001 per share, of which 32,473,042 shares are issued and outstanding as of November 18, 2004, and 5,000,000 shares of preferred stock, par value $.001 per share, of which no shares are issued and outstanding.

ASMD is a corporation duly organized and existing under the laws of the State of Texas and, on the date hereof, has authority to issue 9,000 shares of common stock, no par value per share, of which 4,294 shares are issued and outstanding as of November 18, 2004, and 1,000 shares of preferred stock, par value $.001 per share, of which no shares are issued and outstanding.

The Boards of Directors of each of the constituent corporations deem it advisable and to the advantage of the constituent corporations and their respective shareholders that ASMD be merged with and into GL Energy under the terms and conditions hereinafter set forth, in accordance with the applicable provisions of the statutes on the State of Delaware and Texas respectively, which permit such a merger.

The Merger will become effective upon filing of the Merger with the Secretary of State of the State of Delaware, but our Board of Directors reserves the right to not make such filing if it deems it appropriate not to do so.

Merger

Upon the terms and subject to the conditions hereof, on the Effective Date (as hereinafter defined), ASMD shall be merged with and into GL Energy in accordance with the applicable laws of the States of Delaware and Texas. The separate existence of ASMD shall cease, and GL Energy shall be the surviving corporation and shall be governed by the laws of the State of Delaware.

Effective Date

The Merger shall become effective on the date and at the time of filing of Articles of Merger with the Secretary of State of the State of Texas, and a Certificate of Merger in substantially the same form with the Secretary of State of the State of Delaware, whichever later occurs (the "Effective Date"), all after satisfaction of the requirements of the applicable laws of such States prerequisite to such filings, including without limitation the approval of the shareholders of the constituent corporations.

Certificate of Incorporation

On the Effective Date, the Certificate of Incorporation of GL Energy in effect immediately prior to the Effective Date, shall continue in full force and effect as the Certificate of Incorporation of the surviving corporation.

Bylaws

On the Effective Date, the Bylaws of GL Energy, as in effect immediately prior to the Effective Date, shall continue in full force and effect as the bylaws of the surviving corporation.

Directors and Officers

The directors and officers of GL Energy immediately prior to the Effective Date shall be the directors and officers of the surviving corporation, until their successors shall have been duly elected and qualified or until otherwise provided by law, the Certificate of Incorporation of the surviving corporation, or the surviving corporation's Bylaws.

Manner of Effecting the Merger

There are 32,473,042 shares of GL Energy's common stock issued and outstanding and there are 35,000,000 shares of common stock registered on Securities and Exchange Commission Form S-8 and set aside for compensation of employees, directors and consultants, and thereby not available for the acquisition of ASMD.

Upon the Effective Date, by virtue of the Merger and without any action on the part of any holder thereof, each ASMD common stock outstanding immediately prior thereto shall be changed and converted into 5,240 fully paid and nonassessable shares of the common stock of the GL Energy, the surviving corporation, and 5.585 shares of convertible preferred stock, each convertible into approximately 139,613.414 shares of fully paid and nonassesable share of the common stock of the surviving corporation ("Survivor Stock").

Each person who becomes entitled to receive Survivor Stock by virtue of the Merger shall be entitled to receive from the surviving corporation, as promptly as practicable after the Effective Date, a certificate or certificates representing the number of shares of Survivor Stock to which such person is entitled as provided herein.

GL Energy's Board of Directors has the authority to issue the shares of preferred stock in one or more series at such time and times and for such consideration as the Board of Directors may determine, and further, pursuant to GL Energy's Certificate of Incorporation, the board of directors has the express authority to fix from time to time, by resolution, the designation of the series and the power, preferences, and rights of the preferred shares of the series, and the qualifications, limitations, or restrictions of the preferred shares.

GL Energy's Board of Director's shall issue 23,980 shares of convertible preferred stock to ASMD's shareholders, pursuant to the terms of the Agreement and Plan of Merger. The preferred shares shall be designated as series A preferred stock and each share shall have a stated value of $1,000.00 per share, and are convertible into GL Energy's common stock, at the sole discretion of the holder, at the at the rate of $.04 per share.

The series A preferred stock shall be automatically converted into common stock, at the then applicable conversion rate, when any of the following two events occur: (i) in the event of an underwritten public offering of shares of GL Energy's common stock, or (ii) immediately after the Effective Date of a reverse stock of GL Energy's Common Stock in the amount 1:35.

No Rights of Appraisal

Under the laws of the State of Delaware and Texas, shareholders are not entitled to appraisal rights with respect to the Merger, and we will not independently provide shareholders with any such right.

Vote Required

The Merger requires the approval of the holders of a majority of the shares entitled to vote. Holders of our common stock are entitled to one vote per share on all matters submitted to a vote. There were 32,473,042 shares of our common stock outstanding as of October 15, 2004. On that date, shareholders representing 16,400,000 shares (50.5%) entitled to vote at a meeting, which is a majority of the shares outstanding, consented in writing to the Merger.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information that has been provided to the Company regarding the beneficial ownership as of November 18, 2004 of the Company's common stock by (a) each person who is known by the Company to be a beneficial owner of more than five percent of the outstanding common stock of the Company, (b) each director of the Company, (c) each executive officer, and (d) all directors and executive officers of the Company as a group.

                                               Before Closing of                 After Closing of
                                               Merger Agreement (1)              Merger Agreement (2)

                                               Amount and                        Amount and
                                               Nature of                         Nature of
                                               Beneficial        Percent         Beneficial      Percent
Name and Address of Beneficial Owner           Ownership (3)     of Ownership    Ownership (3)   of Ownership
Donald Byers                                   16,400,000        50.50           16,400,000      2.56
Arthur Lang                                     2,500,000         7.69            2,500,000      *
David Michery**                                        -0-       -0-            561,045,000   (4)85.73
Kent Puckett***                                        -0-       -0-             60,955,000   (5)9.31
Marcus Sanders****                                     -0-       -0-                     -0-     *

(1) Based on 32,473,042 voting shares outstanding on October 15, 2003.

(2) Based on 654,473,042 voting shares outstanding after all the issuances and requirements of the Merger Agreement are satisfied.

(3) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock issuable upon the exercise of options or warrants currently exercisable and preferred shares convertible into common stock within 60 days, are deemed outstanding for computing the Amount and Nature of Beneficial
      Ownership and Percentage ownership of the person holding such options, warrants or convertible preferred shares.

(4) After the Close of the Merger Agreement, David Michery will own
      20,295,000 shares of GL Energy's common stock and 21,630 shares of GL
      Energy preferred stock, that are convertible into 540,750,000 shares of GL
      Energy's common stock.

(5) After the Close of the Merger Agreement, Kent Puckett will own
      2,205,000 shares of GL Energy's common stock, and 2,350 shares of GL
      Energy's preferred stock convertible into 58,750,000 shares of GL Energy's common shares.

* Less than 1%.

** David Michery is the company's president/chief executive officer, and chairman of the board.

*** Kent Puckett is the company's secretary, treasurer/chief financial officer, and after the close of the Merger Agreement a director.

**** Marcus Sanders is a company director, and after the close of the
      Merger Agreement will be chief operating officer.

FORWARD-LOOKING STATEMENTS AND INFORMATION

In addition to historical information, this Information
Statement contains forward-looking statements. These forward-looking statements involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those discussed in the risk factors described in documents we file from time to time with the Securities and Exchange
Commission, including our annual reports on Form 10-KSB and quarterly reports on
Form 10-QSB. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this Information Statement. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements.

COMPANY CONTACT INFORMATION

All inquires regarding our Company should be addressed to our
Company's principal executive office:

GL ENERGY AND EXPLORATION, INC.

10330 Pioneer Blvd., Suite 290, Santa Fe Springs, California
90670

(562) 903-1114

Attention: David Michery, President

SIGNATURE

Dated November 19, 2004

/s/ David Michery

David Michery, President and CEO